United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): ______

Paracap Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-51975	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 443, 5525 West Boulevard

Vancouver, British Columbia, Canada, V6M 3W6

(Address of principal executive offices with zip code)

604-603-5792

(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

_______________________________________________________________________________________________________________________________________________

Item 5.01: Changes in Control of Registrant

Pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of August 7, 2006 by and among Eric Lung, Paracap Corporation (the "Company") and Justin Laniec (who up until that time had not been affiliated with the Company), Mr. Lung sold on such date sold an aggregate of 5,000,000 shares of common stock of the Company to Mr. Laniec for the aggregate purchase price of $10,000. At the time thereof, Mr. Lung was President, Chief Executive Officer, Principal Accounting Officer, Secretary and Treasurer and sole director of the Company.

As a result of the completion of the transaction on August 7, 2006, Mr. Laniec presently owns 5,000,000 shares of the common stock of the Company which represents approximately 37.12% of the Company's outstanding shares of common stock based upon 13,470,000 shares of common stock outstanding as of August 7, 2006.

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

In connection with the transaction described above under Item 5.01, Mr. Lung resigned as President, Chief Executive Officer, Principal Accounting Officer, Secretary, Treasurer and Director of the Company effective as of August 7, 2006, and, on such date, Mr. Laniec was appointed as the Company's President, Chief Executive Officer, Principal Accounting Officer, Secretary, Treasurer and Director.

Mr. Justin Laniec, age 26, has been self employed since April 2002 as the owner/operator of Avant Design, which is a business owned by Mr. Laniec which designs and creates digital graphics and computer animation services to businesses and individuals. Prior to operating Avant Design, Mr. Laniec was a manager of a Chevron gas station in Vancouver, Canada.

Mr. Laniec will not receive any salary or compensation for his services as the Company's sole officer and director.

There are no family relationships between Mr. Laniec and any of the other executive officers or directors of the Company. There are no arrangements or understanding between Mr. Laniec and any other persons pursuant  to which Mr. Laniec was selected as a director except as contemplated by the Stock Purchase Agreement. There have been no transactions during the Company's last two fiscal years , or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Laniec had, or will have,  a direct or indirect material interest.

Item 9.01: Financial Statements and Exhibits

List below the financial statements, pro forma financial information, if any, filed as part of this report.

Exhibits:

10.1    Stock Purchase Agreement dated as of August 7, 2006 by and among Eric Lung, Justin Laniec, and Paracap Corporation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Paracap Corporation

Signed: /s/ Justin Laniec

Name: Justin Laniec

Title: President and Chief Executive Officer

Date: August 7, 2006